EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Pinstripes Holdings, Inc. (the Company) on Form 10-Q for the quarter ended January 7, 2024, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Dale Schwartz, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dale Schwartz
Dale Schwartz
President and Chief Executive Officer

February 21, 2024

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